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                                                                     EXHIBIT 4.2

                                     FORM OF
                                TRICO BANCSHARES
                     STOCK OPTION AGREEMENT PURSUANT TO THE
                             2001 STOCK OPTION PLAN

Number of Shares Subject to Option:  [______]--Non-Qualified

         This Stock Option Agreement ("Agreement") is made effective as of
<<Date>>, by and between <<FirstName>> <<LastName>> ("Participant"), and TRICO
BANCSHARES, a California corporation ("Corporation").

         WHEREAS, the Board of Directors of the Corporation adopted the 2001 Stock Option Plan ("Plan") effective as of February 13, 2001, and the shareholders of the Corporation approved the Plan on May 8, 2001;

         WHEREAS, Participant is a director (as defined in the Plan) of the Corporation, or one or more of its subsidiaries; and

         WHEREAS, Participant owns less than 10 percent of the total combined voting power of all classes of stock of the Corporation and its subsidiaries;

         THEREFORE, in consideration of the promises contained herein and the benefits to be derived herefrom, the parties agree as follows:

A. Grant of Options/Terms and Conditions. The Corporation hereby grants to Participant Non-Qualified Stock Options as defined in the Plan (such options are sometimes hereinafter referred to as NSOs), to purchase all or any part of an aggregate of _______ shares of the Corporation's common stock, no par value ("Shares"), subject to the terms and conditions hereinafter described:

         1. The right to exercise NSOs for the Shares subject to this Agreement shall vest on _______________, and may be exercised by Participant on or after such date, unless sooner terminated pursuant to the terms of this Agreement and subject to the right of accumulation provided for herein. NSOs shall not be exercisable after the tenth anniversary of this Agreement (the "Expiration Date").

         2. Except as provided in paragraph B(2) below, the NSOs may be exercised only by Participant during his lifetime, and may not be transferred, assigned, alienated, attached, sold, pledged or encumbered in any way, except by a will of Participant or by the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of these NSOs, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process of these NSOs, right or privilege, these NSOs shall immediately become null and void. No transfer of the NSOs by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and an authenticated copy of the will and/or such evidence as the Corporation may deem necessary or appropriate to establish the validity of the transfer.

         3. Participant shall give written notice to the Corporation of his or her intent to exercise any NSOs subject to the Agreement. The written notice of intent to exercise shall be sent to the Corporation's principal offices located at 63 Constitution Drive, Chico, California 95973, Attn. Suzanne Youngs, Shareholder Relations, along with payment of the full Option Price for the number of Share with respect to which the NSOs are being exercised.

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         4.       The exercise of any NSO is contingent upon the receipt by the
Corporation of (i) cash or check made payable to the Corporation or (ii) Shares held for the requisite period necessary to avoid a change to the Corporation's earnings for financial reporting purposes and valued at the Fair Market Value (as defined in the Plan) of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes.

         5. The Option Price to purchase each one (1) Share subject to these NSOs is $_____________. The Option Price so stated herein has been determined in good faith to be no less than 100 percent of the Fair Market Value of the Shares as of the date of this Agreement.

         6. Upon a dividend, distribution, recapitalization, stock split, reorganization, merger, consolidation, repurchase or exchange of securities, or other similar corporate transaction which affects the Shares, the Committee may, in its sole discretion, (i) adjust the number of Shares subject to the NSOs and the Option Price with respect to the NSOs, provided that the number of Shares subject to the NSOs shall always be a whole number; (ii) provide for an equivalent Option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or
(iii) make provision for a cash payment to the Participant. Any adjustment so made shall be final and binding upon Participant.

         7. Participant or a holder or beneficiary of any NSO shall have no rights as a shareholder with respect to any Shares subject to an NSO granted hereunder prior to the date of issuance to him of a certificate or certificates for such Shares. 8. The grant of NSOs shall not confer upon Participant any right with respect to continuance as a director of the Corporation or its subsidiaries.

B.       Expiration of Options.

         1. Participant may not exercise any part of an NSO granted under the Plan unless Participant has served as a director of the Corporation or of a subsidiary thereof at all times from the date of the grant of the NSO until the date three months prior to the date of exercise except as provided below.

         2. If Participant shall die (i) while serving as a director of the Corporation or a subsidiary thereof or (ii) within three months after he ceases to be a director of the Corporation or a subsidiary thereof because of his disability, his NSOs may be exercised, to the extent that Participant shall have been entitled to do so on the date of his death or such cessation of directorship, by the person or persons to whom Participant's right under the this Agreement pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the Expiration Date or two years after Participant's death, whichever date is earlier.

         3. If Participant's directorship with the Corporation or a subsidiary thereof shall cease by removal or resignation because of his disability and Participant has not died within the following three months, he may exercise his NSOs, to the extent that he shall have been entitled to do so at the date of cessation of his directorship, at any time or from time to time, but not later than the Expiration Date or one year after cessation of his directorship, whichever date is earlier.

         4. If Participant shall cease to serve as a director of the Corporation or a subsidiary thereof by removal or resignation, other than removal "for cause," all right to exercise his NSOs shall terminate at the Expiration Date or three months after cessation of directorship, whichever date is earlier. For this purpose, removal "for cause" shall mean removal by reason of Participant's commission of a felony, fraud, or willful misconduct which had resulted, or is likely to result, in substantial and material

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damage to the Corporation or a subsidiary thereof, all as the Committee, in its sole discretion, may determine.

         5. If Participant is removed from the Board "for cause," all right to exercise his NSOs shall terminate at the date of such removal.

C. Investment Representation. Participant represents and warrants that he has acquired these NSOs for investment and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating, or otherwise disposing of such Shares under circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or the securities laws of any state (collectively, "distribution"), and agrees that he will acquire all Shares provided for hereunder for investment and not with a view to distribution. Upon each exercise of these NSOs, Participant may be required to deliver to the Corporation a written representation to such effect in a form prepared by counsel to the Corporation. Certificates for the Shares acquired by the Participant shall bear a legend substantially in the following form:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

D. Restrictions Under Securities Laws. These NSOs shall be subject to the requirement that if at any time the Corporation determines that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of these NSOs or the issue or purchase of Shares thereunder, these NSOs may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Corporation.

E. Notices. Any notice to the Corporation required to be made under the terms of the Agreement or under the terms of the Plan shall be addressed to the Corporation at 63 Constitution Drive, Chico, California 95973, and any notice required to be made to Participant under the terms of the Agreement or under the terms of the Plan shall be addressed to him at <<WorkAddress>>.

F. Plan Governs. Participant has read the Plan and this Agreement, and agrees that to the extent that this Agreement is inconsistent with the Plan, the Plan shall govern. To the extent possible, this Agreement shall be construed consistently with the Plan.

G. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, and with the Code.

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         IN WITNESS WHEREOF, this Stock Option Agreement is executed as of the date first written above.

                           PARTICIPANT:

                           _________________________________
                           <<FirstName>> <<LastName>>

                           TRICO BANCSHARES

                           By: ________________________________________________
                               Richard P. Smith, President

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